Exhibit 99.01

Planet Payment Announces Second Quarter 2017 Results

LONG BEACH, N.Y., August 9, 2017  — Planet Payment, Inc. (NASDAQ:PLPM), a provider of international payment and transaction processing and multi-currency processing services,  today announced its results for the second quarter ended June 30, 2017.

Financial Highlights for the Second Quarter Ended June 30, 2017

•	Total revenue for the quarter was $12.5 million, compared to $13.1 million for 2016.
•	Net income for the quarter was $2.0 million, compared to $1.3 million for 2016.
•	Adjusted EBITDA and Adjusted EBITDA margins for the quarter was $3.4 million or 27%, compared to $2.8 million or 22% for 2016.

Refer to Table 1 for reconciliation of net income to Adjusted EBITDA (a non-GAAP measure).

Operational Highlights

•	Launched UnionPay International’s SecurePlus Multi-Currency E-Commerce Solution
•	Continued full commercial roll-out of Pay in Your Currency with HDFC Bank in India
•	Announced the launch of Pay in Your Currency with Kenya Commercial Bank
•	Announced multi-year contract extention and merchant milestone with Network International
•	Announced partnership with WorldPay to Launch DCC at ATMs across 70,000 ATMs in the US

Outlook for Fiscal Year 2017

Planet Payment revises its revenue guidance,  while reaffirming its net income, adjusted EBITDA and fully diluted earnings per share guidance for the full year 2017 as follows:

•	Net revenue for the year is estimated to be in the range of $57.0 million and $59.0 million, a change from our prior guidance of $60.1 million and $61.5 million.
•	Net income for the year is estimated to be in the range of $9.1 million and $10.1 million.
•	Adjusted EBITDA for the year is estimated to be in the range of $17.0 million and $18.0 million (see Table 3 for reconciliation of prospective net income to Adjusted EBITDA).
•	Fully diluted earnings per share are estimated to be in the range of $0.16 and $0.18 based on 52.0 million fully-diluted common shares outstanding.

“Planet Payment continues to make progress on the roll-out of existing customer implementations as well as signing new acquirer customers that will serve as the engine for growth in future quarters,” said Carl Williams, Chairman and Chief Executive Officer of Planet Payment.  “Our momentum demonstrates the continued underlying market demand for our multi-currency solutions and the ability of Planet Payment to deliver superior processing solutions to acquirers on a worldwide basis.”

Conference Call

The Company will host a conference call to discuss Second Quarter financial results today at 8:30 am New York time.  Carl J. Williams, Chairman and Chief Executive Officer, Robert Cox, President and Chief Operating Officer, and Raymond D’Aponte, Chief Financial Officer, will host the call.  The call will be webcast live from the Company’s investor relations website at http://ir.planetpayment.com/.  The conference call can also be accessed live over the phone by dialing 1-877-407-0792, or for international callers 1-201-689-8263.  A replay will be available approximately two hours after the call concludes and can be accessed on our website or by dialing 1-844-512-2921, or for international callers 1-412-317-6671, and entering the conference ID 13667922.  The replay will be available until our next earnings call on our website or via telephone until August 16, 2017.

Additional analysis of the Company’s performance can be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Quarterly Report on Form 10-Q for the three and six months ended June 30, 2017 to be filed at www.sec.gov and posted on the Company’s investor relations website.

About Planet Payment

Planet Payment is a provider of international payment and transaction processing and multi-currency processing services.    The Company provides its services to approximately 177,000 active merchant locations in 22 countries and territories across the Asia Pacific region, the Americas, the Middle East, Africa and Europe, primarily through its acquiring bank and processor customers, as well as through its own direct sales force. Our point-of-sale and e-commerce services help merchants sell more goods and services to consumers, and together with our ATM services, are integrated within the payment card transaction flow, enabling our acquiring customers, their merchants and consumers to shop, pay, transact and reconcile payment transactions in multiple currencies, geographies and channels.

Notice Regarding Forward-Looking Statements.

Information contained in this announcement may include “forward-looking statements.” All statements other than statements of historical facts included herein, including, without limitation, those regarding the financial position, business strategy, plans and objectives of management for future operations of both Planet Payment and its business partners, net revenue, net income, Adjusted EBITDA, diluted earnings per share, future service launches with customers and new initiatives and customer pipeline are forward-looking statements.  Such forward-looking statements are based on a number of assumptions regarding Planet Payment’s present and future business strategies, and the environment in which Planet Payment expects to operate in the future, which assumptions may or may not be fulfilled in practice. Implementation of some or all of the new services referred to is subject to regulatory or other third party approvals.  Actual results may vary materially from the results anticipated by these forward-looking statements as a result of a variety of risk factors, including the risk that implementation, adoption and offering of the service by processors, acquirers, merchants and others may take longer than anticipated, or may not occur at all; regulatory changes and changes in card association regulations and practices; changes in domestic and international economic conditions; and changes in volume of international travel and commerce and others. Additional risks may arise with respect to commencing operations in new countries and regions, of which Planet Payment is not fully aware at this time. See the Company’s Annual Report Form 10-K for the Fiscal Year ended December 31, 2016 filed at www.sec.gov for other risk factors which investors should consider.  These forward-looking statements speak only as to the date of this announcement and cannot be relied upon as a guide to future performance. Planet Payment expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this announcement to reflect any changes in its expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Enquiries:

Planet Payment, Inc. Raymond D’Aponte, Chief Financial Officer	Tel: + 1 516 670 3200 www.planetpayment.com

Non-GAAP Financial Information

The Company provides certain non-GAAP financial measures in this statement.  Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period results. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management team in connection with our executive compensation.  These non-GAAP key business indicators, which include Adjusted EBITDA, should not be considered replacements for and should be read in conjunction with the GAAP financial measures.

We define Adjusted EBITDA as GAAP net income adjusted to exclude: (1) interest expense, (2) interest income, (3) provision for income taxes, (4) depreciation and amortization, (5) stock-based compensation expense and (6) certain other items management believes affect the comparability of operating results. Please see “Adjusted EBITDA” below for more information and for a reconciliation of Adjusted EBITDA to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP.

Table 1. Reconciliation of Net Income to Adjusted EBITDA

For the three and six months ended June 30, 2017 and 2016

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
ADJUSTED EBITDA:
Net income	$1,969,529	$1,282,723	$3,387,069	$3,043,028
Interest expense	92,813	83,021	209,145	97,697
Interest income	(585)	(398)	(1,108)	(822)
Provision for income taxes	474,946	149,058	1,010,004	386,408
Depreciation and amortization	492,513	618,103	1,045,495	1,227,093
Stock-based compensation expense	248,647	576,931	574,519	1,180,899
Restructuring charges and other	134,985	125,268	200,443	125,268
Adjusted EBITDA (non-GAAP)	$3,412,848	$2,834,706	$6,425,567	$6,059,571

Table 2.  Explanation of Key Metrics

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

KEY METRICS:
Total active merchant locations (at period end)(1)	176,870	178,198	176,870	178,198
Total settled transactions processed(2)	48,054,316	45,680,275	94,565,008	99,071,948
Total settled dollar volume processed(3)	$2,248,334,128	$1,962,972,987	$4,443,434,026	$4,026,255,657
Adjusted EBITDA (non-GAAP)(4)	$3,412,848	$2,834,706	$6,425,567	$6,059,571
Capitalized expenditures	$402,642	$479,098	$723,292	$865,039
Multi-currency processing services key metrics:
Active merchant locations (at period end)(1)	119,692	105,987	119,692	105,987
Settled transactions processed(5)	4,957,236	3,888,083	10,023,708	8,162,182
Settled dollar volume processed(6)	$725,725,940	$662,524,562	$1,481,651,449	$1,388,799,284
Average net mark-up percentage on settled dollar volume processed(7)	1.17%	1.20%	1.14%	1.19%
Payment processing services key metrics:
Active merchant locations (at period end)(1)	59,176	73,728	59,176	73,728
Payment processing services revenue(8)	$4,005,417	$5,144,770	$8,301,398	$10,195,051
Settled transactions processed(9)	43,390,839	41,969,598	85,247,940	91,231,000
Settled dollar volume processed(10)	$1,572,046,750	$1,333,260,862	$3,061,766,773	$2,697,846,395

(1)

We consider a merchant location to be active as of a date if the merchant completed at least one revenue-generating transaction at the location during the 90-day period ending on such date.  The total number of active merchant locations exceeds the total number of merchants, as merchants may have multiple locations. As of June 30, 2017 and 2016, there were 1,998 and 1,517 active merchant locations, respectively, included in both multi-currency and payment processing active merchant locations but are not included in total active merchant locations, in order to eliminate counting these locations twice.

(2)	Represents total settled transactions (excluding other transaction types such as authorizations and rate look-ups).
(3)	Represents total settled dollar volume processed through both our multi-currency and payment processing services.
(4)

We define Adjusted EBITDA as GAAP net income adjusted to exclude (1) interest expense, (2) interest income, (3) (benefit) provision for income taxes, (4) depreciation and amortization, (5) stock-based compensation expense and (6) certain other items management believes affect the comparability of operating results. Please see “—Adjusted EBITDA” in the 10-Q filing for more information and for a reconciliation of net income to Adjusted EBITDA, the most directly comparable financial measure calculated and presented in accordance with GAAP.

(5)	Represents settled transactions processed using our multi-currency processing services (excluding other transaction types such as authorizations and rate look-ups).
(6)	Represents the total settled dollar volume processed using our multi-currency processing services.
(7)

Represents the average net foreign currency mark-up percentage earned on settled dollar volume processed using our multi-currency processing services. The average net mark-up percentage on settled dollar volume processed is calculated by taking total multi-currency processing services net  revenue ($8.5 million and $8.0 million for the three months ended June 30, 2017 and 2016, respectively, and $16.9 million and $16.6 million for the six months ended June 30, 2017 and 2016, respectively) and dividing by settled dollar volume processed (see footnote 6 above).  For purposes of calculating “Average net mark-up percentage on settled dollar volume processed,” multi-currency processing services revenue includes revenue related to multi-currency transactions only.

(8)	Represents revenue earned and reported on payment processing services.
(9)	Represents settled transactions processed using our payment processing services (excluding other transaction types such as authorizations and rate look-ups).
(10)	Represents the total settled dollar volume processed using our payment processing services.

Table 3. Reconciliation of Prospective Net Income to Adjusted EBITDA

For the year ending December 31, 2017

	Range
	Millions
ADJUSTED EBITDA:	Low	High
Net income	$9.1	$10.1
Interest expense, net	0.3	0.3
Provision for income taxes	4.3	4.3
Depreciation and amortization	2.0	2.0
Stock-based compensation expense	1.1	1.1
Restructuring charges and other	0.2	0.2
Adjusted EBITDA (non-GAAP)	$17.0	$18.0

Planet Payment, Inc.

Condensed Consolidated Balance Sheets

	As of	As of
	June 30,	December 31,
	2017	2016
	(unaudited)
Current assets:
Cash and cash equivalents	$7,283,792	$13,305,816
Restricted cash	5,552,887	4,981,472
Accounts receivable, net of allowances of $0.1 million as of June 30, 2017 and December 31, 2016	6,851,483	6,060,533
Prepaid expenses and other assets	2,100,989	1,940,544
Total current assets	21,789,151	26,288,365
Other assets:
Restricted cash	570,198	550,402
Property and equipment, net	1,607,115	1,674,410
Software development costs, net	4,153,393	4,197,142
Intangible assets, net	622,716	827,474
Goodwill	300,419	276,786
Deferred tax asset	22,119,464	22,673,206
Other long-term assets	1,555,719	2,095,817
Total other assets	30,929,024	32,295,237
Total assets	$52,718,175	$58,583,602
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$635,063	$830,479
Accrued expenses	4,095,501	5,353,735
Due to merchants	5,729,411	5,199,390
Current portion of capital leases	196,483	166,966
Total current liabilities	10,656,458	11,550,570
Long-term liabilities:
Long-term debt	—	9,916,000
Other long-term liabilities	589,970	854,991
Total long-term liabilities	589,970	10,770,991
Total liabilities	11,246,428	22,321,561
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock—10,000,000 shares authorized as of June 30, 2017 and December 31, 2016, $0.01 par value: Series A—1,535,398 shares issued and outstanding as of June 30, 2017 and December 31, 2016; $6,141,592 aggregate liquidation preference as of June 30, 2017 and December 31, 2016	15,354	15,354
Common stock—250,000,000 shares authorized as of June 30, 2017 and December 31, 2016, $0.01 par value, and 60,232,922 shares issued and 49,857,568 shares outstanding as of June 30, 2017, and 59,666,333 shares issued and 49,290,979 shares outstanding as of December 31, 2016	602,329	596,663
Treasury stock, at cost, 10,375,354 shares as of June 30, 2017 and December 31, 2016	(31,726,486)	(31,726,486)
Additional paid-in capital	113,062,193	111,327,321
Accumulated other comprehensive loss	(572,309)	(654,408)
Accumulated deficit	(39,909,334)	(43,296,403)
Total stockholders’ equity	41,471,747	36,262,041
Total liabilities and stockholders’ equity	$52,718,175	$58,583,602

Planet Payment, Inc.

Condensed Consolidated Statements of Income (unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenue:
Net revenue	$12,516,383	$13,103,376	$25,245,268	$26,787,889
Operating expenses:
Cost of revenue:
Payment processing service fees	2,085,445	2,734,689	4,201,054	5,425,913
Processing and service costs	3,205,246	3,524,123	6,397,319	7,024,791
Total cost of revenue	5,290,691	6,258,812	10,598,373	12,450,704
Selling, general and administrative expenses	4,681,705	5,204,892	9,969,043	10,685,606
Restructuring charges	7,284	125,268	72,742	125,268
Total operating expenses	9,979,680	11,588,972	20,640,158	23,261,578
Income from operations	2,536,703	1,514,404	4,605,110	3,526,311
Other (expense) income:
Interest expense	(92,813)	(83,021)	(209,145)	(97,697)
Interest income	585	398	1,108	822
Total other expense, net	(92,228)	(82,623)	(208,037)	(96,875)
Income from operations before provision for income taxes	2,444,475	1,431,781	4,397,073	3,429,436
Provision for income taxes	(474,946)	(149,058)	(1,010,004)	(386,408)
Net income	$1,969,529	$1,282,723	3,387,069	$3,043,028
Basic net income per share applicable to common stockholders	$0.04	$0.02	$0.06	$0.06
Diluted net income per share applicable to common stockholders	$0.04	$0.02	$0.06	$0.05
Weighted average common stock outstanding (basic)	49,238,405	49,602,206	$49,078,889	50,186,828
Weighted average common stock outstanding (diluted)	51,272,280	51,987,695	51,322,296	52,401,790

Planet Payment, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

	Six Months Ended
	June 30,
	2017	2016
Cash flows from operating activities:
Net income	$3,387,069	$3,043,028
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	574,519	1,180,899
Depreciation and amortization expense	1,045,495	1,330,238
Provision for doubtful accounts	3,437	58,595
Deferred income taxes	553,742	—
Disposal of property and equipment	—	500
Changes in operating assets and liabilities:
(Increase) decrease in settlement assets	(571,415)	498,553
(Increase) decrease in accounts receivables, prepaid expenses and other current assets	(881,941)	358,980
Decrease in other long-term assets	514,274	287,923
Decrease in accounts payable and accrued expenses	(1,664,578)	(2,885,420)
Increase (decrease) in due to merchants	530,021	(438,099)
Other	52,065	(26,219)
Net cash provided by operating activities	3,542,688	3,408,978
Cash flows from investing activities:
Increase in restricted cash	(19,796)	(9,629)
Increase in merchant reserves	—	9,684
Purchase of property and equipment	(209,550)	(109,555)
Capitalized software development	(415,646)	(677,822)
Purchase of intangible assets	(12,296)	(353)
Net cash used in investing activities	(657,288)	(787,675)
Cash flows from financing activities:
Proceeds from issuance of common stock	1,293,738	1,965,380
Principal payments on capital lease obligations	(148,902)	(193,002)
Borrowings under credit facility	—	13,916,000
Repayments under credit facility	(9,916,000)	(4,000,000)
Purchase of treasury stock	—	(17,843,447)
Common stock repurchases for tax witholdings	(136,260)	(655,104)
Net cash used in financing activities	(8,907,424)	(6,810,173)
Effect of exchange rate changes on cash and cash equivalents (*)	—	—
Net decrease in cash and cash equivalents	(6,022,024)	(4,188,870)
Cash and cash equivalents at beginning of period	13,305,816	14,675,515
Cash and cash equivalents at end of period	$7,283,792	$10,486,645
Supplemental disclosure:
Cash paid for:
Interest	$172,261	$14,718
Income taxes	579,114	504,398
Non-cash investing and financing activities:
Common stock issued for preferred stock conversion	—	21,629
Common stock issued for stock options exercised	262	98
Assets acquired under capital leases	47,067	122,630
Accrued capitalized hardware, software and fixed assets	77,259	63,291
Capitalized stock-based compensation	8,541	14,018

(*)For the six months ended June 30, 2017 and 2016, the effect of exchange rate changes on cash and cash equivalents was immaterial.